EXHIBIT 4.4

Counterpart to the Registration Rights Agreement

Upon consummation of the Merger (as defined in the Purchase Agreement), the undersigned hereby agrees to assume and be bound by all of the obligations of Metal Services Merger Sub Corp., a Delaware corporation, under the Registration Rights Agreement dated January 25, 2007, among Metal Services Merger Sub Corp., Metal Services Holdco LLC, a Delaware limited liability company, and Credit Suisse Securities (USA) LLC, as representative for the Initial Purchasers. For the avoidance of doubt, such obligations shall include, but not be limited to, the obligations enumerated in Section 5(a) of the Registration Rights Agreement. The undersigned further agrees that all references to the “Issuer” and the “Company” in the Registration Rights Agreement shall include the undersigned and the undersigned shall be bound by all provisions of the Registration Rights Agreement containing such references. Capitalized terms used, but not defined, in this Counterpart to the Registration Rights Agreement shall have the meanings assigned to them in the Registration Rights Agreement.

[Signature on following page]

Dated: January 25, 2007

TUBE CITY IMS CORPORATION

By	/s/ Thomas E. Lippard
	Name:	Thomas E. Lippard
	Title:	Executive Vice President

Signature page to the Counterpart to the Registration Rights Agreement

Counterpart to the Registration Rights Agreement

Upon consummation of the Merger (as defined in the Purchase Agreement), the undersigned hereby agrees to assume and be bound by all of the obligations of a Guarantor under the Registration Rights Agreement dated January 25, 2007, among Metal Services Merger Sub Corp., Metal Services Holdco LLC, a Delaware limited liability company, and Credit Suisse Securities (USA) LLC, as representative for the Initial Purchasers. For the avoidance of doubt, such obligations shall include, but not be limited to, the obligations enumerated in Section 5(a) of the Registration Rights Agreement. The undersigned further agrees that all references to the “Guarantors” in the Registration Rights Agreement shall include the undersigned and the undersigned shall be bound by all provisions of the Registration Rights Agreement containing such references. Capitalized terms used, but not defined, in this Counterpart to the Registration Rights Agreement shall have the meanings assigned to them in the Registration Rights Agreement.

[Signatures on following page]

Dated: January 25, 2007

TUBE CITY, LLC

By	/s/ Thomas E. Lippard
	Name:	Thomas E. Lippard
	Title:	Executive Vice President

INTERNATIONAL MILL SERVICE, INC.

By	/s/ Leon Z. Heller
	Name:	Leon Z. Heller
	Title:	Senior Vice President

Signature page to the Counterpart to the Registration Rights Agreement